March 2012 Preliminary Terms No. 112 Registration Statement No. 333-178081 Dated March 7, 2012 Filed pursuant to Rule 433
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Currencies

Currency-Linked Partial Principal at Risk Securities due March     , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar
Australian dollar + Brazilian real + Canadian dollar + Russian ruble + South African rand

Currency-Linked Partial Principal at Risk Securities provide investors with exposure to an individual currency or a basket of currencies and the repayment of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for the minimum payment amount of 98% of principal at maturity and upside exposure to the underlying currency or basket of currencies.  The return on the securities will be based on the performance of the basket of five currencies relative to the U.S. dollar.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	March , 2012
Original issue date:	March , 2012 (3 business days after the pricing date)
Maturity date:	March , 2014
Aggregate principal amount:	$
Minimum payment amount:	$980 per security (98% of the stated principal amount)
Interest:	None
Basket:	The basket consists of five currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:
	Basket Currency	Weighting
	Australian dollar (“AUD”)	20%
	Brazilian real (“BRL”)	20%
	Canadian dollar (“CAD”)	20%
	Russian ruble (“RUB”)	20%
	South African rand (“ZAR”)	20%
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):
$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket performance below 0%.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $980 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	110%
Currency performance:
With respect to each basket currency other than the AUD:
1 – (final exchange rate / initial exchange rate)
With respect to the AUD:
1 – (initial exchange rate / final exchange rate)
The formulas effectively limit the contribution of each basket currency to 100% but do not limit the downside. See “How Do the Currency Performance Formulas Work? ” and “Hypothetical Payouts on the Securities at Maturity –– Example 3.”

Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to each basket currency other than the AUD, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source set forth in “Fact Sheet—Key Terms—Reference source” on page 7.
With respect to the AUD, the rate for conversion of U.S. dollars into one AUD, as determined by reference to the applicable reference source set forth in Fact Sheet—Key Terms—Reference source” on page 7.

Valuation date:	March , 2014
CUSIP / ISIN:	617482SK1 / US617482SK12
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	100%	1.75%	98.25%
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of 1.75% for each security they sell. Please see “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated November 21, 2011
Prospectus dated November 21, 2011

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Investment Overview

The Currency-Linked Partial Principal at Risk Securities due March    , 2014 (the “securities”), provide investors with an opportunity to earn a return based on a 110% participation in the positive performance of a basket of five currencies (equally weighted among themselves) relative to the U.S. dollar.

If, at maturity, the weighted basket of five currencies (the “basket”) has strengthened as a whole relative to the U.S. dollar, the investment will return $1,000 plus 110% of the positive basket performance (e.g., a basket performance of 10% relative to the U.S. dollar will return 100% of principal plus an additional $110 per security at maturity).  However, if, at maturity, the basket remains unchanged or has weakened such that the basket performance is zero or negative, the payment per security will be less than the $1,000 principal amount of securities by an amount proportionate to the decline in the basket performance below 0%, subject to the minimum payment amount of $980 per security.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Maturity:	2 years
Minimum payment amount:	98% of principal ($980 per security)
Participation rate:	110%
Payment at maturity:
(i)      If the basket appreciates,

Þ $1,000 + supplemental redemption amount

(ii)      If the basket depreciates,

Þ $1,000 + ($1,000 x basket performance), subject to the minimum payment amount of $980.

Note:  The amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the payment due at maturity be less than $980 per security.

March 2012	Page 2

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Basket Overview

Basket Currency	Weighting	Quotation Convention
Australian dollar (“AUD”)	20%	# USD / 1 AUD
Brazilian real (“BRL”)	20%	# BRL / 1 USD
Canadian dollar (“CAD”)	20%	# CAD / 1 USD
Russian ruble (“RUB”)	20%	# RUB / 1 USD
South African rand (“ZAR”)	20%	# ZAR / 1 USD

Historical Basket Performance January 1, 2007 to March 6, 2012

The graph is calculated to show the performance of the basket relative to the U.S. dollar during the period from January 1, 2007 through March 6, 2012 assuming the basket currencies are equally-weighted as set out above.  The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies, based on their historical performance.  The historical performance of the basket and the degree of correlation between the trends of the basket currencies (or lack thereof) should not be taken as an indication of future performance.

March 2012	Page 3

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

       Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪	The exchange rate for each of the basket currencies (except the Australian dollar) is expressed as the number of units of that currency per U.S. dollar.

➢
As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  An exchange rate of 1.20 reflects a strengthening of the BRL, relative to the USD, as compared to an exchange rate of 1.70.

➢
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  An exchange rate of 1.80 reflects a weakening of the BRL relative to the USD, as compared to an exchange rate of 1.70.

▪
The exchange rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar. The inverse of the movements described in the preceding two paragraphs applies to the appreciation and depreciation of the Australian dollar.

➢
As a result, an increase in the exchange rate means that the Australian dollar has appreciated / strengthened relative to the U.S. dollar.  This means that it takes more U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date.  An exchange rate of 1.40 reflects a strengthening of the AUD, relative to the USD, as compared to an exchange rate of 1.05.

➢
Conversely, a decrease in the exchange rate means that the Australian dollar has depreciated / weakened relative to the U.S. dollar.  This means that it takes fewer U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date.  An exchange rate of 0.84 reflects a weakening of the AUD relative to the USD, as compared to an exchange rate of 1.05.

How Do the Currency Performance Formulas Work?

The currency performance formulas used to calculate the payment at maturity for the securities effectively limit the contribution of each basket currency to 100% but does not limit the downside.

With respect to each basket currency other than the Australian dollar, the currency performance is equal to (1 – final exchange rate / initial exchange rate).

➢        In the example below, the Brazilian real strengthens from the initial exchange rate of 1.70 to the final exchange rate of 1.53, resulting in the currency performance of 1 – (1.53 / 1.70) = 10%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.70	1.53

➢        In the example below, the Brazilian real weakens from the initial exchange rate of 1.70 to the final exchange rate of 2.55, resulting in the currency performance of 1 – (2.55 / 1.70) = –50%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.70	2.55

➢           In the example below, the Brazilian real strengthens to the fullest extent possible from the initial exchange rate of 1.70 to the final exchange rate of 0.001 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in the currency performance of 1 – (0.001 / 1.70) = approximately 99.999%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.70	0.00001

March 2012	Page 4

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

This example illustrates that, because the currency performance for each basket currency other than the Australian dollar is calculated by subtracting the fraction equal to the final exchange rate divided by the initial exchange rate from 1, the maximum possible currency performance for each basket currency will be no greater than 100%. However, any possible decline in the basket currencies is not so limited as shown in the example below.

➢        In the example below, the Brazilian real is seriously devalued and weakens from the initial exchange rate of 1.70 to the final exchange rate of 10.2, resulting in the currency performance of 1 – (10.2 / 1.70) = –500%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD
1.70	10.2

With respect to the Australian dollar, the currency performance is equal to (1 – initial exchange rate / final exchange rate).

➢        In the example below, the Australian dollar strengthens from the initial exchange rate of 1.05 to the final exchange rate of 1.4, resulting in the currency performance of 1 – (1.05 / 1.4) = 25%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD
1.05	1.4

➢        In the example below, the Australian dollar weakens from the initial exchange rate of 1.05 to the final exchange rate of 0.7, resulting in the currency performance of 1 – (1.05 / 0.7) = –50%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD
1.05	0.7

➢           In the example below, the Australian dollar strengthens to the fullest extent possible from the initial exchange rate of 1.05 to the final exchange rate of 100,000 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in the currency performance of 1 – (1.05 / 100,000) = approximately 99.999%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD
1.05	100,000

This example illustrates that, because the currency performance for the Australian dollar is calculated by subtracting the fraction equal to the initial exchange rate divided by the final exchange rate from 1, the maximum possible currency performance for the Australian dollar will be no greater than 100%. However, any possible decline in the Australian dollar is not so limited as shown in the example below.

➢        In the example below, the Australian dollar is seriously devalued and weakens from the initial exchange rate of 1.05 to the final exchange rate of 0.175, resulting in the currency performance of 1 – (1.05 / 0.175) = –500%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD
1.05	0.175

Because the currency performance for each basket currency is calculated in the manner described above, there is no limit on the negative performance of any basket currency.  Consequently, even if four of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe depreciation of the fifth basket currency so that you would receive only the minimum payment amount at maturity.

Actual initial exchange rates and final exchange rates will vary from those used in the examples above.

March 2012	Page 5

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Key Investment Rationale

Exposure to currencies is a component of underlying asset class diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket, overweight exposure to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the securities to gain exposure to the basket currencies.  The securities also provide for the minimum payment amount of 98% of principal at maturity.

Access	▪ Exposure to an equally-weighted basket of five currencies valued relative to the U.S. dollar and diversification of underlying asset class exposure.
Minimum payment amount	▪ The securities provide for the repayment of 98% of principal ($980 per security) at maturity regardless of the performance of the basket.
Best case scenario	▪ The basket appreciates and the securities return par plus 110% uncapped upside participation in the appreciation of the basket.
Worst case scenario
▪  The basket depreciates and the securities return less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%, subject to the minimum payment amount of $980 per security (98% of the stated principal amount).

Summary of Selected Key Risks (see page 14)

▪	The securities do not pay interest and provide a minimum payment amount of only 98% of principal.

▪	The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings and credit spreads may adversely affect the market value of the securities.

▪	The securities are subject to currency exchange risk.

▪	Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.

▪	Consisting partially of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations.

▪	Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.

▪	The recent global financial crisis may heighten currency exchange risks.

▪	Market price of the securities may be influenced by many unpredictable factors.

▪	Investing in the securities is not equivalent to investing directly in the basket currencies.

▪	Even though currencies trade around the clock, the securities will not.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the exchange rates of the basket currencies.

▪	Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.

March 2012	Page 6

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 98% of principal and have the terms described in these preliminary terms, as supplemented by the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the performance of the basket as a whole.  The securities offered are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
March , 2012	March , 2012 (3 business days after the pricing date)	March , 2014
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Issuer call right:	None
Minimum payment amount:	$980 per security (98% of the stated principal amount)
Basket:	The basket consists of five currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:
	Basket Currency	Weighting	Reference Source
	Australian dollar (“AUD”)	20%	Bloomberg: WMCO1 (mid)
	Brazilian real (“BRL”)	20%	Reuters: BRFR (ask)
	Canadian dollar (“CAD”)	20%	Bloomberg: WMCO1 (mid)
	Russian ruble (“RUB”)	20%	Bloomberg: WMCO1 (mid)
	South African rand (“ZAR”)	20%	Bloomberg: WMCO1 (mid)
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):

$1,000 + supplemental redemption amount

If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):

$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount

If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket performance below 0%.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $980 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than zero, in which case you will lose some of your investment.

Please see “Hypothetical Payouts on the Securities at Maturity” beginning on page 11 for full examples of how to calculate the basket performance at maturity.

Participation rate:	110%
Currency performance:
With respect to each basket currency other than the AUD:
1 – (final exchange rate / initial exchange rate)

With respect to the AUD:
1 – (initial exchange rate / final exchange rate)

The formulas effectively limit the contribution of each basket currency to 100% but do not limit the downside. See “How Do the Currency Performance Formulas Work? ” and “Hypothetical Payouts on the Securities at Maturity –– Example 3.”

Risk factors:	Please see “Risk Factors” beginning on page 14.

March 2012	Page 7

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date.
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of the Securities – General Terms of the Securities – Some Definitions” in the accompanying prospectus supplement.

Exchange rate:
With respect to each basket currency other than the AUD, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

With respect to the AUD, the rate for conversion of U.S. dollars into one AUD, as determined by reference to the applicable reference source described herein.

If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	March , 2014

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482SK1
ISIN:	US617482SK12
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
In the opinion of our counsel, Davis Polk & Wardwell LLP, although the matter is not free from doubt, the securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  If the securities were priced on March 7, 2012, the “comparable yield” for the securities would be a rate of 2.7264% per annum, compounded semi-annually; however, the comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,055.7000 due at maturity. The comparable yield and the projected payment schedule for the securities will be updated in the final pricing supplement.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2012	$8.0277	$8.0277
July 1, 2012 through December 31, 2012	$13.7414	$21.7691
January 1, 2013 through June 30, 2013	$13.9288	$35.6979
July 1, 2013 through December 31, 2013	$14.1186	$49.8165
January 1, 2014 through the Maturity Date	$5.8835	$55.70000
The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments thereto in respect of the

March 2012	Page 8

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payment that will be made on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations,” when read in combination with the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services LLC (“MSCS”)
Payment currency:	U.S. dollars
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in forwards and options contracts on the basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the values of the basket currencies relative to the U.S. dollar on the pricing date, and, therefore, increase the values relative to the U.S. dollar that each of the basket currencies must attain on the valuation date so that investors do not suffer a loss on their initial investment in the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by

March 2012	Page 9

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley or any of its respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of 1.75% for each security they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

March 2012	Page 10

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Hypothetical Payouts on the Securities at Maturity

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical exchange rates in the respective tables below.  The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.

The exchange rate for each of the basket currencies other than the Australian dollar is expressed as the number of units of the applicable basket currency per U.S. dollar.  For each such basket currency, a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and an increase in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.  The exchange rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar.  An increase in the exchange rate means that the Australian dollar has appreciated/strengthened relative to the U.S. dollar and a decrease in the exchange rate means that the Australian dollar has depreciated/weakened relative to the U.S. dollar.

The numbers appearing in the examples below have been rounded for ease of analysis.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	20%	1.0500	1.1667	10%
BRL	20%	1.7000	1.5300	10%
CAD	20%	1.0200	0.9180	10%
RUB	20%	29.2000	26.2800	10%
ZAR	20%	7.6000	6.8400	10%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (Initial AUD exchange rate / Final AUD exchange rate)]  x  20%, plus

[1 – (Final BRL exchange rate / Initial BRL exchange rate)]  x  20%, plus

 [1 – (Final CAD exchange rate / Initial CAD exchange rate)]  x  20%, plus

[1 – (Final RUB exchange rate / Initial RUB exchange rate)]  x  20%, plus

[1 – (Final ZAR exchange rate / Initial ZAR exchange rate)]  x  20%

So, using the hypothetical exchange rates above:

[1 – (1.0500 / 1.1667)] x 20% = 2%, plus
[1 – (1.5300 / 1.7000)] x 20% = 2%, plus
[1 – (0.9180 / 1.0200] x 20% = 2%, plus
[1 – (26.2800 / 29.2000)] x 20% = 2%, plus
[1 – (6.8400 / 7.6000)] x 20% = 2%

Basket performance	=	10%
Payment at maturity	=	$1,000 + supplemental redemption amount
Participation rate	=	110%
Supplemental redemption amount	=	$1,000 x basket performance x participation rate
	=	$1,000 x 10% x 110% = $110

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per security will be $1,110, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $110.

March 2012	Page 11

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Example 2:  The basket performance is negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	20%	1.0500	1.0714	2%
BRL	20%	1.7000	1.6150	5%
CAD	20%	1.0200	1.1220	-10%
RUB	20%	29.2000	32.1200	-10%
ZAR	20%	7.6000	7.2960	4%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (1.0500 / 1.0714)] x 20% = 0.4%, plus
[1 – (1.6150 / 1.7000)] x 20% = 1%, plus
[1 – (1.1220 / 1.0200] x 20% = -2%, plus
[1 – (32.1200 / 29.2000)] x 20% = -2%, plus
[1 – (7.2960 / 7.6000)] x 20% = 0.8%

Basket performance	=	–1.8%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $980
	=	$1,000 + ($1,000 x (-1.8%))
	=	$1,000 + (-$18)
	=	$982

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Australian dollar, the Brazilian real and the South African rand is more than offset by the depreciation of the Canadian dollar and the Russian ruble.

March 2012	Page 12

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Example 3:  The basket performance is significantly less than zero.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	20%	1.0500	100,000	100.00%
BRL	20%	1.700	0.00001	100.00%
CAD	20%	1.0200	6.1200	–500.000%
RUB	20%	29.2000	0.00001	100.00%
ZAR	20%	7.6000	0.00001	100.00%

[1 – (1.0500 / 100,000)] x 20% = 20%, plus
[1 – (0.00001 / 1.7000)] x 20% = 20%, plus
[1 – (6.1200 / 1.0200] x 20% = -100%, plus
[1 – (0.00001 / 29.2000)] x 20% = 20%, plus
[1 – (0.00001 / 7.6000)] x 20% = 20%

Basket performance	=	–20%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $980
	=	$1,000 + ($1,000 x (–20%)); subject to the minimum payment amount of $980
	=	$1,000 + (–$200); subject to the minimum payment amount of $980
	=	The minimum payment amount of $980

In this example, since $800 is less than the minimum payment amount of $980, the investor will receive the minimum payment amount.

March 2012	Page 13

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

▪
The securities do not pay interest and provide a minimum payment amount of only 98% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 98% of the principal at maturity.  If the basket as a whole has depreciated, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket, subject to the minimum payment amount of $980 per security (98% of the stated principal amount).

▪
The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The overall return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with maturities comparable to that of the securities, which will be 2 years from the issue date. The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the securities at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.  In addition, if the basket as a whole has stayed unchanged or depreciated, your return on the securities will be zero or negative.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The securities are subject to currency exchange risk.  Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  The exchange rates between the basket currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those basket currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) the balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.  Exchange rate movements in the basket currencies may not correlate with each other.  At a time when one or more of the basket currencies strengthens relative to the U.S. dollar, one or more of the other

March 2012	Page 14

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

basket currencies may weaken relative the U.S. dollar or strengthen to a lesser extent.  Therefore, in calculating the basket performance, the strengthening relative to the U.S. dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

Moreover, due to the specific formulas used to calculate the currency performance for each basket currency, the maximum possible currency performance for each basket currency will be no greater than 100% while there is no comparable limit on the negative performance of a basket currency.  Consequently, even if four of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe devaluation of the fifth basket currency, so that the investor would receive only the minimum payment amount at maturity.  For an explanation of this possibility and how the currency performance is calculated, see “How Do the Currency Performance Formulas Work?” beginning on page 4 and “Hypothetical Payouts on the Securities at Maturity –– Example 3” on page 13.

You can review a table of the historical exchange rates and related graphs of each of the basket currencies and a graph of the historical performance of the basket (assuming that each of the basket currencies is equally weighted) in these preliminary terms under “Historical Information” on page 18 below and “Basket Overview” on page 3 above.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar based on historical performance.  In addition, there can be no assurance that the basket performance will be positive so that you will receive at maturity an amount that exceeds the stated principal amount of the securities.  If the basket performance is less than zero, you will receive at maturity an amount that is less than the amount of your original investment in the securities.

▪
Consisting partially of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The securities are linked to the performance of a basket consisting partially of emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of currencies of less developed and less stable economies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the securities.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

▪
Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.  Specific currencies’ exchange rates are highly volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations or allow a previously fixed or range-limited exchange rate to float freely or in a broader band.  The liquidity and trading value of and amount payable on the securities could also be affected by fluctuations in response to other market forces and by the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the securities in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency. Therefore, any significant changes or governmental actions with respect to any of the basket currencies, the U.S. dollar or any other currency that result in the weakening of any of the basket currencies relative to the U.S. dollar could materially and adversely affect the value of the securities.

March 2012	Page 15

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

In addition, if any of the basket currencies is lawfully eliminated, converted, redenominated or exchanged by the relevant sovereign government during the term of the securities, the calculation agent, in its sole discretion, will determine the exchange rate for the affected currency (or make such adjustment to the exchange rate, as required) on the valuation date, and this determination may adversely affect your payment at maturity.

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions, primarily significant decreases in the price of oil.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities at maturity.  The basket of currencies has been volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Basket Overview” and “Historical Information”.

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, some of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  As noted above, we expect that the exchange rates for the basket currencies on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include: (i) the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar; (ii) interest and yield rates in the U.S. market and in the markets for each of the basket currencies; (iii) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates; (iv) the time remaining to the maturity of the securities; and (v) any actual or anticipated changes in our credit ratings or credit spreads.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, certain or all of the basket currencies have weakened relative to the U.S. dollar or if interest rates rise.

▪
Investing in the securities is not equivalent to investing directly in the basket currencies.  You may receive a lower payment at maturity than you would have received if you had invested directly in the basket currencies.  The basket performance is based on the currency performance for each basket currency, which is in turn based on the formulas set forth above.  The currency performances are dependent solely on such stated formulas and not on any other formula that could be used for calculating currency performances.

▪
Even though currencies trade around the clock, the securities will not.  The Interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the basket currencies are traded.  Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the basket performance.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

March 2012	Page 16

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging its obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, Morgan Stanley Capital Services LLC, which we refer to as MSCS, will determine the initial exchange rate and the final exchange rate for each basket currency, the currency performance values and the basket performance, and will calculate the amount you will receive at maturity.  Any of these determinations made by MSCS in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate, may adversely affect the payout to you at maturity.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Hedging and trading activity by our subsidiaries could adversely affect the value of the securities. One or more of our subsidiaries expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Some of our subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could increase the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, as a result, could increase the values relative to the U.S. dollar that such basket currencies must attain on the valuation date so that investors do not suffer a loss on their initial investment in the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the exchange rates of one or more of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

▪
Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.  The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the securities.

March 2012	Page 17

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2007 through March 6, 2012.  The related graphs set forth the daily exchange rates of each basket currency relative to the U.S. dollar during the period from January 1, 2007 through March 6, 2012.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

AUD (# USD / AUD)	High	Low	Period End
2007
First Quarter	0.80990	0.77040	0.80860
Second Quarter	0.84940	0.81320	0.84940
Third Quarter	0.88790	0.79120	0.88790
Fourth Quarter	0.93410	0.85730	0.87510
2008
First Quarter	0.94900	0.86140	0.91310
Second Quarter	0.96290	0.90720	0.95860
Third Quarter	0.97940	0.79070	0.79240
Fourth Quarter	0.78740	0.60130	0.70270
2009
First Quarter	0.72330	0.63000	0.69130
Second Quarter	0.82090	0.69660	0.80640
Third Quarter	0.88280	0.77860	0.88280
Fourth Quarter	0.93690	0.86520	0.89770
2010
First Quarter	0.93180	0.86460	0.91720
Second Quarter	0.93510	0.81040	0.84080
Third Quarter	0.96970	0.83930	0.96710
Fourth Quarter	1.02330	0.95880	1.02330
2011
First Quarter	1.03290	0.98030	1.02910
Second Quarter	1.09710	1.03290	1.07220
Third Quarter	1.10200	0.96620	0.96620
Fourth Quarter	1.07300	0.95270	1.02090
2012
First Quarter (through March 6, 2012)	1.08090	1.02280	1.05530

Australian dollar January 1, 2007 through March 6, 2012 (expressed as units of USD per AUD)

March 2012	Page 18

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

BRL (# BRL / USD)	High	Low	Period End
2007
First Quarter	2.15230	2.04440	2.05940
Second Quarter	2.04780	1.90450	1.92900
Third Quarter	2.09300	1.83360	1.83360
Fourth Quarter	1.83900	1.73300	1.78000
2008
First Quarter	1.83060	1.66890	1.75190
Second Quarter	1.74440	1.59150	1.60370
Third Quarter	1.96340	1.56000	1.90460
Fourth Quarter	2.51270	1.91760	2.31450
2009
First Quarter	2.44730	2.17650	2.32280
Second Quarter	2.27380	1.92310	1.95180
Third Quarter	2.00920	1.76700	1.76700
Fourth Quarter	1.78660	1.69890	1.74450
2010
First Quarter	1.89500	1.72000	1.78130
Second Quarter	1.88360	1.72700	1.80470
Third Quarter	1.79260	1.68730	1.68730
Fourth Quarter	1.74160	1.65300	1.66130
2011
First Quarter	1.68910	1.62880	1.63180
Second Quarter	1.63620	1.56210	1.56330
Third Quarter	1.90550	1.53910	1.87930
Fourth Quarter	1.89800	1.67210	1.86690
2012
First Quarter (through March 6, 2012)	1.87140	1.69580	1.75840

Brazilian real January 1, 2007 through March 6, 2012 (expressed as units of BRL per USD)

March 2012	Page 19

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

CAD (# CAD / USD)	High	Low	Period End
2007
First Quarter	1.18450	1.15400	1.15400
Second Quarter	1.15940	1.05850	1.06530
Third Quarter	1.07870	0.99230	0.99230
Fourth Quarter	1.02080	0.92040	0.99840
2008
First Quarter	1.03490	0.97530	1.02530
Second Quarter	1.02940	0.98380	1.02150
Third Quarter	1.07520	0.99990	1.06440
Fourth Quarter	1.29620	1.06270	1.21880
2009
First Quarter	1.30120	1.17970	1.26020
Second Quarter	1.26000	1.08120	1.16230
Third Quarter	1.16750	1.06460	1.06950
Fourth Quarter	1.08480	1.02360	1.05320
2010
First Quarter	1.07580	1.01040	1.01530
Second Quarter	1.07100	0.99860	1.06390
Third Quarter	1.06560	1.01680	1.02920
Fourth Quarter	1.03360	0.99800	0.99800
2011
First Quarter	1.00130	0.96850	0.97440
Second Quarter	0.98860	0.94510	0.96340
Third Quarter	1.05030	0.94330	1.05030
Fourth Quarter	1.05470	0.99090	1.02130
2012
First Quarter (through March 6, 2012)	1.02840	0.98550	1.00190

Canadian dollar January 1, 2007 through March 6, 2012 (expressed as units of CAD per USD)

March 2012	Page 20

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

RUB (# RUB / USD)	High	Low	Period End
2007
First Quarter	26.59900	25.97360	25.98600
Second Quarter	26.04260	25.68540	25.74490
Third Quarter	25.89020	24.85880	24.85880
Fourth Quarter	25.05050	24.28500	24.60060
2008
First Quarter	24.78590	23.45110	23.49290
Second Quarter	23.89300	23.31790	23.44460
Third Quarter	25.74420	23.15770	25.64390
Fourth Quarter	29.58070	25.73330	29.40270
2009
First Quarter	36.37010	29.14750	33.95400
Second Quarter	34.18150	30.54710	31.15270
Third Quarter	32.76680	29.99670	30.01540
Fourth Quarter	30.83390	28.68800	30.03500
2010
First Quarter	30.48610	29.13620	29.42050
Second Quarter	31.80000	28.91940	31.20950
Third Quarter	31.27630	29.68500	30.53500
Fourth Quarter	31.47550	29.73250	30.53700
2011
First Quarter	30.64120	28.17410	28.38210
Second Quarter	28.50230	27.27630	27.86930
Third Quarter	32.40400	27.51010	32.18400
Fourth Quarter	32.72110	29.80820	32.13700
2012
First Quarter (through March 6, 2012)	32.14880	28.96700	29.62800

Russian ruble January 1, 2007 through March 6, 2012 (expressed as units of RUB per USD)

March 2012	Page 21

Currency-Linked Partial Principal at Risk Securities due March      , 2014
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

ZAR (# ZAR / USD)	High	Low	Period End
2007
First Quarter	7.50350	7.00450	7.26380
Second Quarter	7.28500	6.88850	7.04300
Third Quarter	7.47500	6.82100	6.86980
Fourth Quarter	7.06290	6.49860	6.86250
2008
First Quarter	8.17250	6.73630	8.09050
Second Quarter	8.14750	7.47400	7.81940
Third Quarter	8.34560	7.22010	8.28650
Fourth Quarter	11.56500	8.24150	9.52500
2009
First Quarter	10.64480	9.29500	9.50260
Second Quarter	9.36040	7.71400	7.71400
Third Quarter	8.26230	7.31630	7.50980
Fourth Quarter	7.96540	7.23660	7.39800
2010
First Quarter	7.80050	7.28500	7.28500
Second Quarter	7.95630	7.22880	7.67100
Third Quarter	7.75280	6.94420	6.96300
Fourth Quarter	7.15300	6.62910	6.62910
2011
First Quarter	7.33650	6.62750	6.85500
Second Quarter	7.02520	6.56860	6.76930
Third Quarter	8.47040	6.67180	8.09670
Fourth Quarter	8.58930	7.72220	8.09000
2012
First Quarter (through March 6, 2012)	8.17890	7.44030	7.65160

South African rand January 1, 2007 through March 6, 2012 (expressed as units of ZAR per USD)

March 2012	Page 22